Exhibit 99.1

JOS. A. BANK CLOTHIERS, INC. REPLACES STOCKHOLDER RIGHTS PLAN

HAMPSTEAD, Md. — (BUSINESS WIRE) — September 7, 2007 — The board of directors of JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: “JOSB”) (the “Company”) has approved the adoption of a stockholder rights plan (the “Rights Plan”) under which all stockholders of record as of September 20, 2007 will receive rights to purchase shares of a new series of preferred stock (the “Rights”).  The Rights Plan will replace and update the Company’s existing rights plan, which has been in place since 1997, and which expires on September 19, 2007.

The Rights will be distributed as a dividend. Initially, the Rights will attach to, and trade with, the Company’s common stock.  Subject to the terms, conditions and limitations of the Rights Plan, the Rights will become exercisable if (among other things) a person or group acquires 20% or more of the Company’s common stock. Upon such an event and payment of the purchase price, each Right (except those held by the acquiring person or group) will entitle the holder to acquire shares of the Company’s common stock (or the economic equivalent thereof) having a value equal to twice the purchase price.  The Company’s board of directors may redeem the Rights prior to the time they are triggered.

In the event of an unsolicited attempt to acquire the Company, the Rights Plan is intended to facilitate the full realization of stockholder value in the Company and the fair and equal treatment of all Company stockholders.  The Rights Plan will not prevent a takeover attempt. Rather, it is intended to guard against abusive takeover tactics and encourage anyone seeking to acquire the Company to negotiate with the board of directors.  The Company is not adopting the Rights Plan in response to any particular proposal.

The Rights Plan will be outlined in greater detail in a summary that will be mailed to stockholders as of the record date.  In addition, the Company will file a copy of the Rights Plan with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 394 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company’s statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company’s control that can affect the Company’s operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company’s growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company’s marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2007 and the Company’s subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company’s assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website (http://phx.corporate-
ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),
or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com